OREGON STEEL MILLS, INC.

                                                        EXHIBIT 23.0

                 CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of the Oregon Steel Mills, Inc. Employees Stock Ownership

plan on Form S-8 (File No. 33-26739) of our report dated

January 19, 1996, on our audits of the consolidated financial statements and financial statement schedule of Oregon Steel Mills,

Inc. and Subsidiaries as of December 31, 1995, 1994, and 1993, and for

the years then ended, which report is included in this Annual Report of Form 10-K.



                                         Coopers & Lybrand L.L.P.
                                         Portland, Oregon
                                         March 25, 1996